                                                                   EXHIBIT 10.46


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                                CREDIT AGREEMENT


                                      AMONG


                           TRANSTEXAS GAS CORPORATION,
                                    BORROWER,


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,


                                       AND


               CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION,
                             AS ADMINISTRATIVE AGENT


                           DATED AS OF APRIL 27, 1999


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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS


   1.1  Defined Terms.............................................................................................1

   1.2  Other Definitional Provisions.............................................................................9

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS


   2.1  Commitments...............................................................................................9

   2.2  Notes.....................................................................................................9

   2.3  Procedure for Loan Borrowing.............................................................................10

   2.4  Additional Loans.........................................................................................10

SECTION 3.  GENERAL PROVISIONS APPLICABLE TO THE LOANS


   3.1  Interest Rates and Payment Dates.........................................................................10

   3.2  Optional Prepayments.....................................................................................10

   3.3  Computation of Interest and Fees.........................................................................11

   3.4  Pro Rata Treatment and Payments..........................................................................11

   3.5  Taxes....................................................................................................11

SECTION 4.  REPRESENTATIONS AND WARRANTIES


   4.1  Financial Condition......................................................................................13

   4.2  Existence; Compliance with Law...........................................................................13

   4.3  Power; Authorization; Enforceable Obligations............................................................14

   4.4  No Legal Bar.............................................................................................14

   4.5  No Material Litigation...................................................................................14

   4.6  No Default...............................................................................................14

   4.7  Ownership of Property; Liens.............................................................................15

   4.8  Intellectual Property....................................................................................15

   4.9  Taxes....................................................................................................15

   4.10  Federal Regulations.....................................................................................15

   4.11  ERISA...................................................................................................15

   4.12  Investment Company Act; Other Regulations...............................................................16
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   4.13  Subsidiaries............................................................................................16

   4.14  Security Interests......................................................................................16

   4.15  Accuracy and Completeness of Information................................................................16

   4.16  Labor Relations.........................................................................................17

   4.17  Insurance...............................................................................................17

   4.18  Purpose of Loans........................................................................................17

   4.19  Year 2000 Compliance....................................................................................17

   4.20  Order Expenses..........................................................................................17

   4.21  Effectiveness of Orders.................................................................................17

SECTION 5.  CONDITIONS PRECEDENT


   5.1  Conditions to First Advance of Loans.....................................................................17

   5.2  Conditions to Second Advance of Loans....................................................................20

   5.3  Release of Funds from Cash Collateral Account............................................................21

SECTION 6.  AFFIRMATIVE COVENANTS


   6.1  Financial Statements.....................................................................................21

   6.2  Certificates; Other Information..........................................................................22

   6.3  Payment of Obligations...................................................................................22

   6.4  Conduct of Business and Maintenance of Existence.........................................................22

   6.5  Maintenance of Property; Insurance.......................................................................22

   6.6  Inspection of Property; Books and Records; Discussions...................................................23

   6.7  Notices..................................................................................................23

   6.8  Environmental Laws.......................................................................................24

   6.9  Year 2000 Covenants......................................................................................24

SECTION 7.  NEGATIVE COVENANTS


   7.1  Limitation on Indebtedness...............................................................................24

   7.2  Limitation on Liens......................................................................................24

   7.3  Limitation on Guarantee Obligations......................................................................25

   7.4  Limitation on Fundamental Changes........................................................................25

   7.5  Limitation on Sale of Assets.............................................................................25

   7.6  Limitation on Dividends..................................................................................26

   7.7  Limitation on Capital Expenditures.......................................................................26
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   7.8  Limitation on Investments, Loans and Advances............................................................26

   7.9  Limitation on Optional Payments and Modifications of Debt Instruments....................................26

   7.10  Limitation on Transactions with Affiliates..............................................................27

   7.11  Limitation on Lines of Business; Limitation on Drilling Activity........................................27

   7.12  Governing Documents.....................................................................................27

SECTION 8.  EVENTS OF DEFAULT


SECTION 9.  THE ADMINISTRATIVE AGENT


   9.1  Appointment..............................................................................................30

   9.2  Delegation of Duties.....................................................................................30

   9.3  Exculpatory Provisions...................................................................................30

   9.4  Reliance by Administrative Agent.........................................................................30

   9.5  Notice of Default........................................................................................31

   9.6  Non-Reliance on Administrative Agent and Other Lenders...................................................31

   9.7  Indemnification..........................................................................................32

   9.8  Administrative Agent in Its Individual Capacity..........................................................32

   9.9  Successor Administrative Agent...........................................................................32

SECTION 10.  MISCELLANEOUS


   10.1  Amendments and Waivers..................................................................................32

   10.2  Notices.................................................................................................33

   10.3  No Waiver; Cumulative Remedies..........................................................................34

   10.4  Survival of Representations and Warranties..............................................................34

   10.5  Payment of Expenses and Taxes...........................................................................34

   10.6  Successors and Assigns; Participations and Assignments..................................................35

   10.7  Set-off.................................................................................................36

   10.8  Counterparts............................................................................................37

   10.9  Severability............................................................................................37

   10.10  Integration............................................................................................37

   10.11  GOVERNING LAW..........................................................................................37

   10.12  Submission To Jurisdiction; Waivers....................................................................37

   10.13  Acknowledgements.......................................................................................38

   10.14  WAIVERS OF JURY TRIAL..................................................................................38

   10.15  Intercompany Loans.....................................................................................38

   10.16  Concerning the Collateral..............................................................................39
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Schedules

Schedule 1                 Lenders and Commitments
Schedule 4.1               Material Changes
Schedule 4.5               Material Litigation
Schedule 4.13              Subsidiaries
Schedule 4.17              Insurance
Schedule 7.1               Existing Indebtedness
Schedule 7.2               Existing Liens
Schedule 7.3               Existing Guarantees
Schedule 7.10              Transactions with Affiliates
Schedule 7.11              Permitted Drilling Activities

Exhibits

Exhibit A         Form of Note
Exhibit B         Form of Blocked Account Agreement
Exhibit C         Form of Guarantee
Exhibit D         Form of Non-Bank Status Certificate
Exhibit E         Form of Secretary's Certificate
Exhibit F         Form of Legal Opinion
Exhibit G         Form of Assignment and Acceptance

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                                CREDIT AGREEMENT

                  CREDIT AGREEMENT, dated as of April 27, 1999, among TRANSTEXAS GAS CORPORATION, a Delaware corporation and a debtor-in-possession (the "Borrower"), the lenders from time to time parties to this Agreement (the "Lenders") and CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION, as administrative agent for the Lenders hereunder.

                                    RECITALS

                  The Borrower has filed a voluntary bankruptcy petition for relief under Chapter 11 of the United States Bankruptcy Code (as amended from time to time, the "Bankruptcy Code") in the United States Bankruptcy Court for Delaware (the "Bankruptcy Court"), commencing a case (the "Borrower's Case") on April 19, 1999 (the "Petition Date").

                  Additionally, TransAmerican Energy Corporation, a Delaware corporation ("TEC") and TransAmerican Refining Corporation, a Texas corporation ("TARC"; together with TEC, each a "Guarantor", collectively the "Guarantors"), affiliates of the Borrower, have also filed voluntary bankruptcy petitions for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court, commencing their respective cases (each a "Guarantor's Case", collectively the "Guarantors' Cases"; together with the Borrower's Case, the "Chapter 11 Cases")

                  The Borrower has requested that, during the pendancy of the Chapter 11 Cases, each of the Lenders make a term loan to the Borrower in the aggregate principal amount of $20,000,000, the proceeds of which would be used to for working capital purposes in the ordinary course of business and to pay fees and expenses incurred in connection herewith. The Guarantors are willing to guarantee all obligations of the Borrower hereunder. The Lenders are willing to make such credit available to the Borrower, but only on these terms, and subject to the conditions, set forth in this Agreement.

                  The parties hereto hereby agree as follows:

                  SECTION 1 DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Administrative Agent": Credit Suisse First Boston Management Corporation, as the administrative agent for the Lenders under this Agreement and the other Loan Documents to the extent provided herein and therein.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
         (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Approval Orders": the collective reference to the Interim Order, the Final Order and the Guarantee Orders.

                  "Assignee": as defined in Section 10.6(c).

                  "Assignment and Acceptance": as defined in Section 10.6(c).

                  "Avoidance Action" shall mean any action which seeks (a) to invalidate, avoid, subordinate or otherwise impair any claims of the Lenders under this Agreement or any liens created by the Loan Documents or (b) to recover any transfer made to the Administrative Agent or any Lender by or on behalf of the Borrower or any Guarantor, provided, that Avoidance Action shall not include any action taken to investigate any of the foregoing.

                  "Bankruptcy Code": as defined in the Recitals hereto.

                  "Bankruptcy Court": as defined in the Recitals hereto.

                  "Blocked Account Agreement": the Blocked Account Agreement, in the form of Exhibit B attached hereto, among the Borrower and the Administrative Agent.

                  "Borrower": as defined in the Heading hereto.

                  "Borrower Carve Out Expenses": fees payable to the Clerk of the Bankruptcy Court and the United States Trustee pursuant to 28 U.S.C. Section 1930, and the allowed fees and expenses of attorneys, accountants and other professionals retained by the Borrower and any Official Committee appointed in the Chapter 11 Case; provided, that Borrower Carve Out Expenses shall not include fees and expenses incurred at any time in connection with any Avoidance Actions.

                  "Borrower's Case": as defined in the Recitals hereto.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

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                  "Cash Collateral Account": a demand deposit account
         established and maintained by the Borrower with the Administrative Agent (or one of its Affiliates), which shall be subject to a Blocked Account Agreement.

                  "Cash Equivalents": (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
         (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Chapter 11 Cases": as defined in the Recitals hereto.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property and interests in property of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created in favor of the Lenders by the Approval Orders.

                  "Commitment": as to any Lender, its obligation to make a Loan to the Borrower pursuant to Section 2.1 in the amount set forth opposite such Lender's name on Schedule 1.

                  "Commitment Percentage": as to any Lender, the percentage equal to the quotient of such Lender's Commitment divided by the aggregate Commitments.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA


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         or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default": any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Final Order": the order of the Bankruptcy Court in the Borrower's Case granting final approval for this Agreement.

                  "Final Period": the period of time during which the Final Order is in effect.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Funding Date" shall mean the date on which advances under the Loans are made hereunder.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governing Documents": as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

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                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee": the Guarantee to be executed and delivered by the Guarantors, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantee Order" shall mean an order of the Bankruptcy Court in each Guarantor's Case in form and substance acceptable to the Lender approving the Guarantee.

                  "Guarantor": as defined in the Recitals hereto.

                  "Guarantor Carve Out Expenses" shall mean fees payable to the Clerk of the Bankruptcy Court and the United States Trustee pursuant to 28 U.S.C. Section 1930, and the allowed fees and expenses of attorneys, accountants and other professionals retained by a Guarantor and any Official Committee appointed in a Guarantor's Case; provided, that


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         Guarantor Carve Out Expenses shall not include fees and expenses incurred at any time in connection with any Avoidance Action.

                  "Guarantor's Case": as defined in the Recitals hereto.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Payment Date": the last day of each month, or if such day is not a Business Day, the next succeeding Business Day.

                  "Interest Rate": 13% per annum.

                  "Interim Order": the order of the Bankruptcy Court in the Borrower's Case granting interim approval for this Agreement.

                  "Interim Period": the period of time during which the Interim Order is in effect (but shall not include the Final Period).

                  "Lenders": as defined in the heading hereto.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Notes and the Guarantee.

                  "Loan Parties": the Borrower and the Guarantors.


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                  "Material Adverse Effect": a material adverse effect on (a)
         the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or any Guarantor and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder, excluding, however, any consequences of the Chapter 11 Cases.

                  "Maturity Date": the earlier to occur of (i) October 20, 1999 and (ii) the effective date of a Plan of Reorganization.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Bank Status Certificate": as defined in Section 3.6(b)(i)(B).

                  "Non-Excluded Taxes": as defined in Section 3.5.

                  "Note": as defined in Section 2.2.

                  "Obligations": the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, and all other obligations and liabilities of the Loan Parties to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the Notes, the Guarantees and any other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by a Loan Party pursuant to the terms of the Loan Documents) or otherwise.

                  "Official Committee" shall mean any committee appointed in a Chapter 11 case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

                  "Participant": as defined in Section 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Petition Date": as defined in the Recitals hereto.


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                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plans of Reorganization": the collective reference to the plans of reorganization in each of the Chapter 11 Cases.

                  "Register": as defined in Section 10.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 65%.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "TARC": as defined in the Recitals hereto.

                  "TEC": as defined in the Recitals hereto.


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

                  "Transferee": as defined in Section 10.6(f).

                  "United States Trustee": the United States Trustee for
         Region 3.

                  "Weekly Budget": a four-week budget of projected operating expenses, capital expenditure, and working capital needs of the Borrower, on a weekly basis for the four weeks covered by the budget in form and substance approved by the Required Lenders, in their sole discretion.

                  "Year 2000 Problem": the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, and any date on or after, December 31, 1999.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Loan") to the Borrower on the Closing Date in an amount not to exceed its pro-rata share (based on the amount of the Commitment of such Lender then in effect); provided, that the Commitments shall terminate at 3:00 p.m., New York City time, on April 30, 1999 or such later date as shall be agreed to by the Lenders, if the Loans have not been made prior to that time.

                  2.2 Notes. The Loan of each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a "Note"), payable to the order of such Lender and representing the obligation of the Borrower to pay the amount of the Loan made by such Lender. Each Lender is hereby authorized to record the date and amount of its Loan and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure of such Lender to make any such recordation shall not impair or otherwise affect the validity or enforceability of its Note. Each Note shall (a) be dated the Closing Date, (b) be stated to mature on the Maturity Date and (c) bear interest for the period from the date thereof on the unpaid principal amount thereof at the interest rates per annum specified in
Section 3.1. Interest on the Notes shall be payable on the dates specified in
Section 3.1(c).

                  2.3 Procedure for Loan Borrowing. The proceeds of the Loans will be disbursed in two advances, the first advance on the Closing Date in the amount of $6,000,000.00 in connection with the Interim Order and the second advance in the amount of $14,000,000.00 in connection with the Final Order upon satisfaction of the conditions set forth in Section 5.2. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time, one Business Day prior to each Funding Date requesting that the Lenders make advances under the Loans on such Funding Date and specifying (i) the Funding Date (which in the case of the first advance shall be the Closing Date) and (ii) the amount to be advanced. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m. on the each Funding Date each Lender shall credit the Cash Collateral Account the amount of such Lender's pro rata share of the Loans to be advanced in immediately available funds.

                  2.4 Additional Loans. One or more existing Lenders, and/or one or more other Persons acceptable to the Required Lenders, may make an additional Loan to the Borrower in an aggregate principal amount not to exceed $10,000,000 as contemplated by Section 3.2. Any such additional Loan shall be evidenced by a
Note issued by the Borrower and shall otherwise be treated as a Loan hereunder.

                  SECTION 3. GENERAL PROVISIONS APPLICABLE TO THE LOANS

                  3.1 Interest Rates and Payment Dates.

                  (a) Each Loan shall bear interest for each day at the Interest Rate.

                  (b) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest or other amount shall bear interest at a rate per annum equal to the Interest Rate plus 2% until such overdue principal, interest or other amount is paid in full (as well after as before judgment).

                  (c) Interest shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

                  3.2 Optional Prepayments. The Borrower may prepay the Loans, in whole but not in part, without premium or penalty, upon at least five Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment; provided, that (i) no such prepayment may occur prior to the date which is 30 days following the Closing Date, (ii) no such prepayment shall be permitted if either the Lenders, new lenders acceptable to the Required

Lenders or a combination thereof have increased the aggregate Commitments hereunder to at least $30,000,000 and (iii) no such prepayments shall be permitted unless made with the proceeds of a new debtor-in-possession financing facility consented to by the Administrative Agent. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the Loans shall be due and payable on the date specified therein, together with accrued interest to such date. Amounts prepaid on account of the Loans may not be reborrowed. The Loan may not otherwise be prepaid without the prior consent of the Required Lender.

                  3.3 Computation of Interest and Fees. Commitment fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed.

                  3.4 Pro Rata Treatment and Payments. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans and any fees shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to each Lender, at such Lender's office specified in Section 10.2, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  3.5 Taxes.

                  (a) All payments made by the Borrower under this Agreement and any Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of clause (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative

Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) (A) if such Lender is a "bank" within the meaning of
         Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, or (B) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, deliver (x) a certificate substantially in the form of Exhibit D (a "Non-Bank Status Certificate") and (y) two completed and signed copies of Internal Revenue Service Form W-8 or successor applicable form;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) in the case of a Non-Bank Status Certificate, that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Code, and (iii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1 Financial Condition.

                  (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at January 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at October 31, 1998 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 4.1, during the period from October 31, 1998 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at October 31, 1998.

                  (b) The operating forecast and cash flow projections of the Borrower and its consolidated Subsidiaries and the initial Weekly Budget, copies of which have heretofore been furnished to the Lenders, have been prepared in good faith under the direction of a Responsible Officer of the Borrower, and in accordance with GAAP. The Borrower has no reason to believe that as of the date of delivery thereof such operating forecast and cash flow projections and such Weekly Budget are materially incorrect or misleading in any material respect, or omit to state any material fact which would render them misleading in any material respect.

                  4.2 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.3 Power; Authorization; Enforceable Obligations. Upon entry of the Interim Order and the Final Order, as applicable, the Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. After entry of the Interim Order and the Final Order, as applicable, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. Upon entry of the Interim Order and the Final Order, as applicable, this Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.4 No Legal Bar. Upon entry of the Interim Order and the Final Order, as applicable, the execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Approval Orders in favor of the Administrative Agent).

                  4.5 No Material Litigation. Except as set forth on Schedule 4.5, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Default. No Default or Event of Default has occurred and is continuing.

                  4.7 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.2.

                  4.8 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.9 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be or taxes in the aggregate amount not to exceed $2,000,000.00); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.10 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

                  4.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.



                  4.13 Subsidiaries. Schedule 4.13 sets forth the name of TEC and each direct or indirect Subsidiary of TEC, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the identity of each holder or group of holders of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

                  4.14 Security Interests. After entry of the Interim Order or the Final Order, as applicable, and the Guarantee Orders, the Administrative Agent for the ratable benefit of the Lenders shall have a legal, valid and enforceable, first priority perfected security interest in all right, title and interest of the Loan Party in the "Collateral" described therein, other than as provided in the Interim Order during its pendency and the Final Order during its pendency.

                  4.15 Accuracy and Completeness of Information.

                  (a) All factual information, reports and other papers and data with respect to the Loan Parties (other than projections) furnished, and all factual statements and representations made, to the Administrative Agent or the Lenders by a Loan Party, or on behalf of a Loan Party, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

                  (b) All projections with respect to the Loan Parties furnished by or on behalf of a Loan Party to the Administrative Agent or the Lenders were prepared and presented in good faith by or on behalf of such Loan Party. No fact is known to a Loan Party which materially and adversely affects or in the future is reasonably likely (so far as such Loan Party can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 4.1 or in such information, reports, papers and data or otherwise disclosed in writing to the Administrative Agent or the Lenders prior to the Closing Date.

                  4.16 Labor Relations. No Loan Party is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice compliant pending or, to the best knowledge of each Loan Party and each of the Subsidiaries, threatened against a Loan Party before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Loan Party, threatened against a Loan Party; and (c) no union representation question existing with respect to the employees of a Loan Party and no union organizing activities are taking place with respect to any thereof.

                  4.17 Insurance. Each Loan Party has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 4.17, which insurance meets the requirements of Section 6.5 hereof as of the Closing Date.

                  4.18 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for working capital purposes in the ordinary course of business in accordance with the Weekly Budgets.

                  4.19 Year 2000 Compliance. From and after the Closing Date, the Borrower believes that the Year 2000 Problem would not reasonably be expected to have a Material Adverse Effect on the Borrower.

                  4.20 Order Expenses.

                  (a) During the Interim Period, upon the entry of the Interim Order, the Obligations shall constitute allowed administrative expenses in the Borrower's Case having priority in payment over all other administrative expenses and unsecured claims, other than the Borrower Carve Out Expenses.

                  (b) During the Final Period, upon the entry of the Final Order, the Obligations shall constitute allowed administrative expenses in the Borrowers Case having priority in payment over all other administrative expenses and unsecured claims, other than the Borrower Carve Out Expenses.

                  4.21 Effectiveness of Orders. Each of the Interim Order, the Final Order and the Guarantee Order, as applicable, are in full force and effect from the time after the date on which each was entered and has not been stayed, reversed, modified or amended without the consent of the Lender.

                  SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to First Advance of Loans. The agreement of each Lender to make the first advance of its Loan is subject to the satisfaction, immediately prior to or concurrently with the making of the first advance of such Loan on the Closing Date, which shall be on or prior to April 30, 1999 or such later date as shall be agreed to by the Lenders, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received: (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender;

                           (ii) for the account of each Lender, a Note of the
                  Borrower conforming to the requirements hereof and executed by a duly authorized officer of the Borrower;

                           (iii) the Guarantee, executed and delivered by a duly
                  authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender; and

                           (iv) the Blocked Account Agreement, executed and
                  delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

                  (b) Secretary's Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (c) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Approval Orders, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (d) Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (e) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                  (f) Good Standing Certificates. The Administrative Agent shall have received, with a copy for each Lender, certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party in the jurisdiction of its organization.

                  (g) Fees. The Administrative Agent and the Lenders shall have received the fees to be received on the Closing Date, as set forth in a letter of even date herewith, and shall have received reimbursement for all costs and expenses in accordance herewith.

                  (h) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinions of Young Conaway Stargatt & Taylor and Gardere & Wynne, LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit F. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (i) Guarantee Expenses. The obligations of the Guarantors under the Guarantee (the "Guarantor Obligations") shall constitute allowed administrative expenses in each Guarantor's Case having priority over all other administrative expenses of the kinds specified in Sections 503(b) or 507(b) of the Bankruptcy Code and unsecured claims, other than Guarantor Carve-Out Expenses, and shall be paid as ordinary course expenses during each Guarantor's Case without notice, hearing or court approval. The doctrine of marshaling shall not be available or applicable with respect to the payment of any Guarantor Obligations or any enforcement of remedies by the Administrative Agent and the Lenders.

                  (j) Approval Orders. The Interim Order and the Guarantee Orders, in form and substance satisfactory to the Lenders, shall be in effect and provide that no Avoidance Action may be commenced by any person after the later of (i) 60 days following the Petition Date or
         (ii) the date on which the United States Trustee forms the official committee of unsecured creditors.

                  (k) Liens. The Approval Orders shall create in favor of the Administrative Agent for the benefit of the Lenders a first priority perfected security interest in all "Collateral" described in the Order, other than as provided in the Interim Order during its pendency and the Final Order during its pendency.

                  (l) Review of Bankruptcy Filings. The Administrative Agent and each of the Lenders shall have reviewed and approved all documents and pleadings submitted to the Bankruptcy Court with respect to the interim and final approval of this Loan Agreement.

                  (m) Weekly Budget. The Administrative Agent and each of the Lenders shall have reviewed and approved the most recent Weekly Budget of the

         Borrower covering, on a week-by-week basis, a period of four weeks from the Petition Date.

                  (n) Capital Structure. The capital structure of the Borrower and the Guarantors shall be satisfactory to the Administrative Agent and the Lenders.

                  (o) Reserve Report. The Administrative Agent and the Lenders shall have received an engineer's report with respect to proven reserves of the Borrower, which shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

                  (p) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (q) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (r) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

              5.2 Conditions to Second Advance of Loans. The agreement of each Lender to make the second advance of its Loan is subject to the satisfaction, immediately prior to or concurrently with the making of the second advance of such Loan, of the following conditions precedent:

                  (a) The Final Order, in form and substance satisfactory to the Administrative Agent and the Lenders shall have been entered by the Bankruptcy Court;

                  (b) The Borrower and the Guarantors shall have each filed a Plan of Reorganization in their respective Chapter 11 Cases, each in form and substance satisfactory to the Administrative Agent and the Lenders;

                  (c) no Event of Default has occurred and is then continuing;

                  (d) all representations and warranties contained in this Agreement or any other Loan Documents are true and correct in all material respects; and

                  (e) no change in circumstances shall have occurred that could reasonably be expected to have a Material Adverse Effect.

                  5.3 Release of Funds from Cash Collateral Account. The Borrower shall be permitted to withdraw funds from the Cash Collateral Account to pay expenses of the Borrower in accordance with the Weekly Budget so long as, as of the date of such withdrawal:

                  (a) no Event of Default has occurred and is continuing, or will occur as a result of such withdrawal;

                  (b) all representations and warranties contained in this Agreement or any other Loan Documents are true and correct in all material respects; and

                  (c) no change in circumstances has occurred that could reasonably be expected to have a Material Adverse Effect.

If an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent to no longer honor or permit withdrawals by the Borrower from the Cash Collateral Account.

                  SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year and 105 days after the last fiscal quarter of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (b) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a certificate of a Responsible Officer
(i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail the calculations supporting such Officer's certification of the Borrower's compliance with the requirements of
Section 7.1;

                  (b) with respect to each Weekly Budget after the Weekly Budget entered with the Interim Order, not later than 20th day of each month, a proposed Weekly Budget for the next succeeding month, which proposed Weekly Budget shall become the Weekly Budget for such next succeeding month if approved by the Required Lenders no later than the twenty-fifth day of such month (to the extent modified by the Required Lenders, as so modified, the Weekly Budget for such next succeeding month);

                  (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request; and

                  (d) within 14 days after the Closing Date, a listing of all voluntary liens encumbering the assets of the Loan Parties, in form and substance satisfactory to the Administrative Agent and the Lenders.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its post-petition obligations of whatever nature and other obligations approved by the Bankruptcy Court, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall name the Administrative Agent as lender loss payee, in the case of property or casualty insurance, and as an additional insured, in the case of liability insurance; and furnish to each Lender, upon written request, full information as to the insurance carried.

                  6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7 Notices. From and after the Closing Date, promptly give notice to the Administrative Agent and each Lender of:

                      (a) the occurrence of any Default or Event of Default;

                      (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or
         (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                      (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                      (d) of the acquisition by any Loan Party of any property or interest in property (including, without limitation, real property), that is not subject to a perfected Lien in favor of the Administrative Agent pursuant to the Approval Orders;

                      (e) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                      (f) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  6.8 Environmental Laws.

                  (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws in all material respects and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws in all material respects.

                  (b) Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9 Year 2000 Covenants. No later than the Closing Date, the Borrower and its Subsidiaries shall review the areas within their business and operations which could be adversely affected by, and shall have developed or be developing a program to address on a timely basis, the Year 2000 Problem, and shall have made or be making related appropriate inquiry of material suppliers and vendors. From time to time, at the request of the Administrative Agent, the Borrower and its Subsidiaries shall provide to the Administrative Agent such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem.

                  SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower under this Agreement;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (c) Indebtedness secured by Liens permitted under Section 7.2; and

                  (d) Indebtedness outstanding on the date hereof and listed on
Schedule 7.1 and any refinancings, refundings, renewals or extensions thereof.

                  7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except as otherwise provided in the Interim Order during its pendency and the Final Order during its pendency and for Liens which are subordinate to the Liens created by the Approval Orders in favor of the Administrative Agent for the benefit of the Lenders, and except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which
(i) are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings or (ii) are subject to the automatic stay in the Borrower's Chapter 11 Case;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary.

                  7.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except for Guarantee Obligations in existence on the date hereof and listed on Schedule 7.3.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

                  (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower.

                  7.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale or other disposition of any property (including hydrocardons) in the ordinary course of business;

                  (c) the sale of inventory in the ordinary course of business;

                  (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

                  (e) as permitted by Section 7.4(b).

                  7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

                  7.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the current Weekly Budget; provided that in no event shall the Borrower make Capital Expenditure in connection with new oil and gas fields or wells or other exploration activity, other than the drilling of proven oil and gas fields and wells or prospect areas, in each case as described on Schedule 7.11.

                  7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except :

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents; and

                  (c) investments by the Borrower in any Subsidiary and investments by such Subsidiary in the Borrower and in other Subsidiaries of the Borrower.

                  7.9 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans) and (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms any Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).


                  7.10 Limitation on Transactions with Affiliates. Except as set forth on Schedule 7.10, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  7.11 Limitation on Lines of Business; Limitation on Drilling Activity.

                  (a) Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.

                  (b) Engage in any drilling other than the drilling of proven oil and gas fields and wells or prospect areas, in each case as described on
Schedule 7.11 or in a Weekly Budget.

                  7.12 Governing Documents. Amend its certificate of incorporation (except to increase the number of authorized shares of common stock), partnership agreement or other Governing Documents, without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.

                  SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                       (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under the other Loan Documents, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                       (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                       (c) The Borrower shall default in the observance or performance of any agreement contained in Section 7; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, and in each case, the consequences of such default shall not be stayed by the Chapter 11 Cases; or

                  (f) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or shall not otherwise be stayed by the Chapter 11 Cases; or

                  (h) The Lien created by the Approval Orders shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (i) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

                  (j) Any Avoidance Action with respect to the Obligations or any payments in respect thereof or with respect to the Collateral is commenced by either the Borrower or a Guarantor against the Administrative Agent or any Lender; or

                  (k) Any order shall be entered in any Chapter 11 Case which
         (i) provides for the appointment of a trustee or an examiner with expanded powers which is not reversed within thirty (30) days of the entry thereof; (ii) dismisses such Chapter 11 Case or converts such Chapter 11 Case into a Chapter 7 case; (iii) confirms a plan of reorganization that is not a Plan of Reorganization as defined herein;
         (iv) without the consent of the Lenders, revokes, reverses, stays or otherwise modifies any Approval Order, including without limitation, any order approving the granting of any Lien on the Collateral or granting any expense a priority equal to or greater than the priority granted to the Lenders (any of (i) through (iv), a "Case Order"); (v) in the reasonable judgment of the Lenders, impairs or adversely affects the Collateral, the Guarantee, or the likelihood that the Borrower will discharge in full its obligations to the Lenders under this Agreement in a timely manner; or (vi) stays or restrains the effectiveness of any provision of this Agreement or the pledge of the Collateral; or

                  (l) A motion for any Case Order shall be made by (i) the Official Committee, which is not withdrawn within thirty (30) days following the date on which such motion is made, (ii) the Borrower or any Guarantor or (iii) any other Person and (x) the Official Committee shall have consented thereto or shall have failed to contest such motion within thirty (30) days following the date on which such motion is made or (y) the Borrower or any Guarantor shall have consented thereto or shall have failed to contest such motion within thirty (30) days following the date on which such motion is made; or

                  (m) The Borrower and the Guarantors fail to file a Plan of Reorganization in their respective Chapter 11 Cases within thirty (30) days following the Closing Date;

                  (n) The entry of an order authorizing the borrower or any guarantor to obtain financing from BNY Financial Corporation ("BNY") and/or use cash collateral of BNY on terms and conditions which the Lenders do not expressly consent to in writing (provided, however, the Lenders will have no right to withhold such consent to an order which grants to BNY a super priority claim pursuant to Bankruptcy Code
         Section 507(b) on a pari passu basis with such claim granted to the Lenders under the Interim Order);

then, and in any such Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  SECTION 9. THE ADMINISTRATIVE AGENT

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section
10.1 or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantees, in each case without the written consent of all the Lenders, or (ii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:        1300 North Sam Houston Parkway East
                              Houston, Texas  77032
                              Attention  Ed Donahue
                              Fax: (281) 986 - 8865
                              Telephone:  (281) 987 - 8600

         The Administrative
         Agent: Credit Suisse First Boston Management Corporation 11 Madison Avenue
                              New York, New York  10010
                              Attention: Donna P. Alderman
                              Fax:  (212) 325-8290
                              Telephone:  (212) 325-2315

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.3 shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Lenders for all their out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries, any Guarantor or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder.

                  (c) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent (which shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, with appropriate completions (an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Set-off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with prior notice to the Borrower only to the extent required by applicable law, any other such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the

Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the other Loan Parties, on one hand, and Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.15 Intercompany Loans. It is expressly understood, acknowledged and agreed by the Borrower that Firstar Bank of Minnesota, N.A. as Trustee (together with its successors and assigns, the "Indenture Trustee") under the Indenture issued by TEC and dated as of June 13, 1997, may, in its sole discretion and without the consent of any Person, take all actions it deems necessary or appropriate in order to (a) collect and receive any and all amounts payable in respect of the obligations of the Borrower under the Loan Agreement dated as of June 13, 1997 between the TEC and the Borrower (as the same may be amended, modified or supplemented from time to time) and each promissory note issued thereunder by the Borrower and all security instruments related thereto (collectively, the "IC Documents") and (b) enforce or effect all security interest under the IC Documents in accordance with and to the extent provided in the IC Documents. Such actions shall include, but not be limited to, enforcing or effecting any term or provision of the IC Documents or advising, instructing or otherwise directing TEC's agents with respect to the enforcement of any term or provision of the IC Documents. The Indenture Trustee shall have the sole right to take all such actions until the Required Lenders or the Indenture Trustee otherwise agree.

                  10.16 Concerning the Collateral. The Borrower hereby grants a lien on and security interest in all of the Borrower's right title and interest in and to the Collateral to secure the full payment and performance of the Obligations.


                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                 TRANSTEXAS GAS CORPORATION, Borrower


                                 By:
                                    -----------------------------------------
                                    Title:


                                 CREDIT SUISSE FIRST BOSTON
                                   MANAGEMENT CORPORATION
                                   as Administrative Agent and as a Lender


                                 By:
                                    -----------------------------------------
                                    Title:


                                 ANGELO GORDON & CO. L.P., Lender


                                 By:
                                    -----------------------------------------
                                    Title:


                                 OAKTREE CAPITAL MANAGEMENT L.L.P., Lender


                                 By:
                                    -----------------------------------------
                                    Title:





                        Credit Agreement: Signature Page

                                                                       EXHIBIT D

                                   CERTIFICATE

                  Reference is hereby made to the Credit Agreement, dated as of April __, 1999, among TransTexas Gas Corporation, the lenders parties thereto, and Credit Suisse First Boston Management Corporation, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 3.5(b)(i)(B) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                      [NAME OF LENDER]


                                      By:
                                         -------------------------------------
                                         Title:


Date:___________________, 19__